As filed with the Securities and Exchange Commission on August 20, 2003

                                                     Registration No. 333-107929
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                 AMENDMENT NO. 1
                                       To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                                    XOMA Ltd.
             (Exact name of registrant as specified in its charter)

            Bermuda                                         52-2154066
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                               2910 Seventh Street
                           Berkeley, California 94710
                                 (510) 204-7200
          (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                               ------------------

                         CHRISTOPHER J. MARGOLIN, ESQ.
                                   XOMA Ltd.
                              2910 Seventh Street
                           Berkeley, California 94710
                                 (510) 204-7292
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                               ------------------

                                    Copy to:
                           GEOFFREY E. LIEBMANN, ESQ.
                             CAHILL GORDON & REINDEL
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
                               ------------------
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules

(a)      Exhibits

Exhibit
Number                                                                      Page
-----                                                                       ----


 1.1  Form of equity underwriting agreement (1)
 3.1  Memorandum of Continuance of XOMA Ltd. (Exhibit 3.4) (2)
 3.2  Bye-Laws of XOMA Ltd. (as amended) (Exhibit 3.2) (2)
 4.1 Shareholder Rights Agreement dated as of February 26, 2003 by and between XOMA Ltd. and Mellon Investor Services LLC as Rights Agent (Exhibit 4.1)
      (2)
 4.2 Form of Resolution Regarding Preferences and Rights of Series A Preference Shares (Exhibit 4.2) (2)
 4.3 Form of Resolution Regarding Preferences and Rights of Series B Preference Shares (Exhibit 4.3) (3)
 4.4  Form of Common Stock Purchase Warrant (Incyte Warrants) (Exhibit 2) (4)
 4.5 Form of Common Share Purchase Warrant (January and March 1999 Warrants) (Exhibit 5) (5)
 4.6  Form of Common Share Purchase Warrant (July 1999 Warrants) (Exhibit 4) (6)
 4.7  Form of Common Share Purchase Warrant (2000 Warrants) (Exhibit 4) (7)
 5.1  Opinion of Conyers Dill & Pearman
23.1  Consent of Ernst & Young LLP, Independent Auditors*
23.3  Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
24.1  Power of Attorney*

--------------------

*        Previously filed.

(1) To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

(2) Incorporated by reference to the referenced exhibit to XOMA's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-14710).

(3) Incorporated by reference to the referenced exhibit to XOMA's Registration Statement on Form S-4 filed November 27, 1998, as amended (File No. 333-68045).

(4) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K dated July 9, 1998 filed July 16, 1998 (File No. 0-14710).

(5) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K dated January 28, 1999 filed January 29, 1999, as amended (File No. 0-14710).

(6) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K dated July 23, 1999 filed July 26, 1999 (File No. 0-14710).

(7) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K dated February 11, 2000 filed February 14, 2000 (File No. 0-14710).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on August 20, 2003.


                                    XOMA LTD.



                                   By:  /s/ John L. Castello
                                        ----------------------------------------
                                       Name:    John L. Castello
                                       Title:   Chairman of the Board,
                                                President and Chief
                                                Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                                             Date

                               Chairman of the Board, President and Chief       August 20, 2003
/s/ John L. Castello           Executive Officer (Principal Executive
----------------------         Officer)
John L. Castello

*                              Chief Scientific and Medical Officer and         August 20, 2003
----------------------         Director
Patrick J. Scannon

*                              Vice President, Finance and Chief Financial      August 20, 2003
----------------------         Officer (Principal Financial and Accounting
Peter B. Davis                 Officer)

*                              Director                                         August 20, 2003
----------------------
James G. Andress

*                              Director                                         August 20, 2003
----------------------
William K. Bowes, Jr.

*                              Director                                         August 20, 2003
----------------------
Arthur Kornberg

*                              Director                                         August 20, 2003
----------------------
Steven C. Mendell

*
----------------------
W. Denman Van Ness             Director                                         August 20, 2003

*
----------------------
Patrick J. Zenner              Director                                         August 20, 2003


* By: /s/  Christopher J. Margolin
      ----------------------------
           Christopher J. Margolin,
           Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                                                                      Page
------                                                                      ----

 1.1  Form of equity underwriting agreement (1)

 3.1  Memorandum of Continuance of XOMA Ltd. (Exhibit 3.4) (2)

 3.2  Bye-Laws of XOMA Ltd. (as amended) (Exhibit 3.2) (2)

 4.1 Shareholder Rights Agreement dated as of February 26, 2003 by and between XOMA Ltd. and Mellon Investor Services LLC as Rights Agent (Exhibit 4.1)
      (2)

 4.2 Form of Resolution Regarding Preferences and Rights of Series A Preference Shares (Exhibit 4.2) (2)

 4.3 Form of Resolution Regarding Preferences and Rights of Series B Preference Shares (Exhibit 4.3) (3)

 4.4  Form of Common Stock Purchase Warrant (Incyte Warrants) (Exhibit 2) (4)

 4.5 Form of Common Share Purchase Warrant (January and March 1999 Warrants) (Exhibit 5) (5)

 4.6  Form of Common Share Purchase Warrant (July 1999 Warrants) (Exhibit 4) (6)

 4.7  Form of Common Share Purchase Warrant (2000 Warrants) (Exhibit 4) (7)

 5.1  Opinion of Conyers Dill & Pearman

23.1  Consent of Ernst & Young LLP, Independent Auditors*

23.3  Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1  Power of Attorney*

--------------------

*    Previously filed.

(1) To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

(2) Incorporated by reference to the referenced exhibit to XOMA's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 0-14710).

(3) Incorporated by reference to the referenced exhibit to XOMA's Registration Statement on Form S-4 filed November 27, 1998, as amended (File No. 333-68045).

(4) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K dated July 9, 1998 filed July 16, 1998 (File No. 0-14710).

(5) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K dated January 28, 1999 filed January 29, 1999, as amended (File No. 0-14710).

(6) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K dated July 23, 1999 filed July 26, 1999 (File No. 0-14710).

(7) Incorporated by reference to the referenced exhibit to XOMA's Current Report on Form 8-K dated February 11, 2000 filed February 14, 2000 (File No. 0-14710).

                                                                     EXHIBIT 5.1




20 August 2003

XOMA Ltd.
2910 Seventh Street
Berkeley
California 94710
U.S.A.


Dear Sirs:

XOMA Ltd. (the "Company")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 (Registration No. 333-107929) filed with the U.S. Securities and Exchange Commission (the "Commission") on 13 August 2003 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the "Securities Act") of common shares, par value US$0.0005 per share ("Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of continuance and the bye-laws of the Company, each certified by the Secretary of the Company on 20 August 2003, copies of minutes of a meeting of the members of the Company held on 31 January 2000 (the "Minutes") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions in the Minutes remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Common Shares in furtherance of its objects as set out in its memorandum of continuance, (f) that the memorandum of continuance and bye-laws of the Company will not be amended in any manner that would affect the opinions set forth herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any Common Shares at the time of issuance, (i) that the Company's shares will be listed on an appointed stock exchange (as defined in the Companies Act 1981) and the consent to the issue and free transfer of the Common Shares given by the Bermuda Monetary Authority on 8 February 2000 will not have been revoked or amended at the time of issuance of any Common Shares, (j) that all necessary corporate action will be taken to authorise and approve any issuance of Common Shares, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (k) that the issuance and sale of and payment for the Common Shares will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto), (l) that the Company will receive consideration for the full issue price for the Common Shares, which shall be equal to at least the par value thereof, (m) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981 entitled "Prospectuses and Public Offers". (n) the capacity, power and authority of all parties other than the Company to enter into and perform its obligations under any and all documents entered into by such parties in connection with the issuance of the Common Shares, and the due execution and delivery thereof by each party thereto, (o) that none of the parties to such documents will have carried on or will carry on activities, other than the performance of its obligations under such documents, which would constitute the carrying on of investment business in or from within Bermuda and that none of the parties to such documents, other than the Company, will perform its obligations under such documents in or from within Bermuda.

The obligations of the Company in connection with any Common Shares and any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, and (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose set out above and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

(1)  The Company is duly incorporated and existing under the laws of Bermuda.

(2) Upon the due issuance of Common Shares and payment of the consideration therefor, such Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the headings "Risk Factors" and "Legal Opinion" in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,
CONYERS DILL & PEARMAN